                                           INVESTOR SERVICING AGREEMENT

                                                  BY AND BETWEEN

                                        OPPENHEIMERFUNDS DISTRIBUTOR, INC.

                                                        AND

                                                OPPENHEIMER TREMONT
                                               OPPORTUNITY FUND, LLC

                  AGREEMENT,  made  as of  the  __th  day  of  November,  2001,  by  and  between  OPPENHEIMERFUNDS
DISTRIBUTOR,  INC., a Colorado  corporation  ("OFDI"),  and OPPENHEIMER  TREMONT  OPPORTUNITY FUND, LLC, a Delaware
limited liability company (the "Fund").

                                                      RECITAL

                  WHEREAS,  OFDI and its  affiliates  are in the  business  of  providing  services  to  registered investment companies; and

                  WHEREAS,  the Fund wishes to retain OFDI to  facilitate,  on behalf of the Fund, the provision by broker-dealers and financial  advisers of personal investor services and account  maintenance  services  ("Investor
Services") to members of the Fund  ("Members")  that are customers of such  broker-dealers  and financial  advisers and OFDI wishes to  facilitate,  on behalf of the Fund,  the provision of Investor  Services by  broker-dealers  to their customers that are Members;

                  NOW THEREFORE,  in consideration of the terms and conditions herein contained,  the parties agree as follows:

                  1.       Appointment of OFDI.

                           (a)      The  Fund  hereby  authorizes  OFDI to  retain  broker-dealers,  and  financial advisers not affiliated with a broker-dealer  whose clients  purchase  Interests  without a sales charge,  and that have entered into an appropriate  agreement with the  Distributor to provide  Investor  Services to Members who are customers of such  broker-dealers  and financial  advisers  (the  "Service  Providers").  Investor  Services  shall include, but shall not be limited to:

                           (i)      handling  inquiries from Members regarding the Fund,  including but not limited to  questions  concerning  their  investments  in  the  Fund,  capital  account balances, and reports and tax information provided by the Fund;

                           (ii)     assisting in the  enhancement of relations and  communications  between Members and the Fund;

                           (iii)    assisting in the  establishment  and maintenance of Members'  accounts with the
                                    Fund;

                           (iv)     assisting in the  maintenance of Fund records  containing  Member  information, such as changes of address; and

                           (v)      providing  such other  information  and  Member  liaison  services  as OFDI may reasonably request.

                  2.       Investor Servicing Fee.

                           (a)      In  recognition  of the payments OFDI will make to the Service  Providers  that provide  Investor  Services,  the Fund will make  payments  to OFDI  within  ____ days of the end of each  calendar quarter to reimburse  OFDI for all or a portion of such payments made to each such Service  Provider,  in an amount not to exceed  with  respect to any  Service  Provider  the lesser  of: (i) 0.50% (on an  annualized  basis) of the aggregate value of outstanding  Interests held by Members that receive  Investor  Services from a Service  Provider determined  as of the last day of the quarter  (before  repurchases  of Interests or  incentive  allocations)  (the
"Investor Servicing Fee"); or (ii) OFDI's actual payments to the Service Provider.

                           (b)      OFDI may pay amounts pursuant to this Section 2 to any "affiliated  person" (as that term is defined in the Investment  Company Act of 1940, as amended (the "Investment  Company Act")) of OFDI if such affiliated person is a Service Provider.

                  3.       Duties of OFDI.

                           (a)      OFDI agrees to retain the Service  Providers to provide  Investor  Services and to compensate such Service Providers for their services.

                           (b)      OFDI  shall  report to the Board of  Managers  of the Fund (the  "Board")  on a
quarterly basis regarding:  (i) the nature of the Investor  Services  provided by the Service  Providers;  (ii) the amount of payments made by OFDI to such Service  Providers;  and (iii) the amount of Investor  Servicing  Fees paid by the Fund.

                  4.       Liability of the Fund.     OFDI  understands  and  agrees  that the  obligations  of the
Fund  under this  Agreement  are not  binding  upon any  Member or any  person  serving on the Board (a  "Manager")
personally,  but bind only the Fund and the Fund's  property.  OFDI represents that it has notice of the provisions of the  Fund's  Limited  Liability  Company  Agreement  disclaiming  Member  and  Manager  liability  for  acts and obligations of the Fund.

                  5.       Duration.  This  Agreement  will take effect on the date first set forth  above.  Unless earlier  terminated  pursuant to paragraph 7 hereof,  this Agreement shall remain in effect for a period of two (2)
years from such date and  thereafter  from year to year,  so long as such  continuance  shall be  approved at least annually by the Board,  including  the vote of the majority of the  Managers who are not parties to this  Agreement or "interested persons" (as defined by the Investment Company Act and the rules thereunder) of any such party.

                  6.       Assignment  or  Amendment.  Any  amendment  to this  Agreement  shall be in writing  and shall be subject to the  approval  of the Board,  including  the vote of a  majority  of the  Managers  who are not
"interested  persons," as defined by the Investment  Company Act and the rules  thereunder.  This  Agreement  shall automatically  and immediately  terminate in the event of its  "assignment,"  as defined by the Investment  Company
Act, and the rules thereunder.

                  7.       Termination.  This Agreement may be terminated  (i) by OFDI at any time without  penalty upon sixty days' written  notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty  days'  written  notice to OFDI  (which  notice  may be  waived  by OFDI).  Any termination  of this  Agreement  shall not affect the  obligation of the Fund to pay the Investor  Servicing Fee to reimburse OFDI for payments made to any Service Provider prior to such termination.

                  8.       Choice of Law.   This  Agreement  shall be governed by the laws of the State of New York applicable  to agreements  made and to be performed  entirely  within the State of New York (without  regard to any conflicts of law principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement having a  counterpart  in or otherwise  derived from a term or  provision  of the  Investment  Company Act shall be resolved by reference to such term or provision of the Investment  Company Act and to interpretations  thereof,  if any, by the United  States  courts or, in the  absence of any  controlling  decision  of any such court,  by rules, regulations  or orders of the Commission  issued  pursuant to the  Investment  Company Act. In addition,  where the effect of a requirement  of the  Investment  Company Act reflected in any provision of this Agreement is revised by rule,  regulation or order of the  Commission,  such provision  shall be deemed to  incorporate  the effect of such rule, regulation or order.

                  {The remainder of this page has intentionally been left blank}

                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                                     OPPENHEIMERFUNDS DISTRIBUTOR, INC.

                                                     By:
                                                         ---------------------------------------------------------
                                                          Name:
                                                          Title:

                                                     OPPENHEIMER TREMONT
                                                     OPPORTUNITY FUND, LLC

                                                     By:
                                                         ---------------------------------------------------------
                                                          Name:
                                                          Title: